Exhibit 5.1

O’Melveny & Myers LLP	T: +1 415 984 8700
Two Embarcadero Center, 28th Floor	F: +1 415 984 8701
San Francisco, CA 94111	omm.com

August 12, 2021

Nkarta, Inc.

6000 Shoreline Court, Suite 102

South San Francisco, California 94080

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Nkarta, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to $500.0 million in aggregate offering price of the following securities: (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), in one or more series; (iii) senior or subordinated debt securities of the Company, in one or more series (the “Debt Securities”), to be issued pursuant to an indenture (the “Base Indenture”) to be entered into between the Company and a trustee to be named in such indenture (the “Trustee”), in the form (A) attached as Exhibit 4.6 to the Registration Statement with respect to senior debt securities and (B) attached as Exhibit 4.7 to the Registration Statement with respect to subordinated debt securities, and any supplements or officer’s certificates thereto establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”); (iv) warrants to purchase Common Stock, Preferred Stock, or Debt Securities (individually or collectively, the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be named in the prospectus supplement relating to such Warrants; (v) rights to purchase Common Stock, Preferred Stock or Debt Securities (individually or collectively, the “Rights”) to be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be named in the prospectus supplement relating to such Rights; and (vi) units consisting of two or more series of Common Stock, Preferred Stock, Debt Securities, Warrants and/or Rights (the “Units”) to be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be named in the prospectus supplement relating to such Units. The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

Century City • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those corporate and other records and documents as we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the forms of indenture filed as Exhibits 4.6 and 4.7 to the Registration Statement;

(iii)	the Amended and Restated Certificate of Incorporation of the Company, including all amendments thereto, as presently in effect (the “Certificate of Incorporation”);

(iv)

the Amended and Restated Bylaws of the Company, including all amendments thereto, as presently in effect (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”); and

(v)	resolutions of the Board of Directors of the Company relating to the registration of the Securities and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Rights Agreements and the Unit Agreements and that such choice is a valid and legal provision. To the extent that the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We have also assumed that, at or prior to the time of delivery of any Security, (i) the Registration Statement has been been declared effective by the Commission and such effectiveness has not been terminated or rescinded, (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission, (iii) the Company has been duly organized and is and will continue to be validly existing and in good standing under the laws of Delaware, with corporate power and authority to enter into the Base Indenture, Supplemental Indenture Documents, Warrant Agreement, Rights Agreement or Unit Agreement to which it is or may be a party and to perform its obligations thereunder, (iv) the definitive terms of the issuance and sale of each class or series of Securities will have been duly established in accordance with the applicable authorizing resolutions of the Board of Directors of the Company (or an authorized committee thereof) and in conformity with the Organizational Documents and applicable law (including (A) the requisite number of shares of Common Stock or Preferred Stock, including Common Stock or Preferred Stock which may be issued upon exercise of any such Securities exercisable for Common Stock or Preferred Stock, will have been reserved for issuance, in each case, within the limits of the then remaining authorized but unissued and unreserved amount of such Common Stock or Preferred Stock, as provided in the Certificate of Incorporation, and (B) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 6 below shall have been duly completed and shall remain in full force and effect), (v) in the case of Debt Securities, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a

Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the relevant Base Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA, (vi) there has not occurred any change in law or further action by the Board of Directors of the Company affecting the validity or enforceability of such Security, and (vii) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement. We have also assumed that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.    When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.    When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation, as may be duly amended, modified or replaced, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.    With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”) when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the Base Indenture and applicable Supplemental Indenture Documents, (ii) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Debt Securities have been duly authorized, executed, authenticated, issued and delivered by the Trustee and the Company, and (iii) the Offered Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement (including, in the case of “book-entry” Offered Debt Securities, such Offered Debt Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4.    With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock, Preferred Stock or Debt Securities relating to such Offered Warrants have been duly authorized for issuance, (ii) any applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of any applicable Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5.    With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Common Stock, Preferred Stock or Debt Securities relating to such Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

6.    With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock, Debt Securities, Warrants or Rights relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of New York and the current General Corporation Law of the State of Delaware. The law covered in paragraphs 3, 4, 5 and 6 of this opinion as to the enforceability of the Debt Securities, the Warrants, the Rights and the Unit Agreements is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus under the heading “Legal Matters.” This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

5